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                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              AVATAR HOLDINGS INC.

                                -----------------

         AVATAR HOLDINGS INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the corporation is Avatar Holdings Inc. (the "Corporation"). The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 6, 1970 under the name "GAC Corporation" and was amended and restated by a Restated Certificate filed with the Secretary of State on December 20, 1973 and further amended by Certificates of Amendment filed with the Secretary of State on October 1, 1980, June 7, 1982 and February 19, 1987.

         2. This Restated Certificate of Incorporation, which restates and further amends the provisions of the Certificate of Incorporation, was duly adopted by the Board of Directors and the holders of a majority of the shares of stock entitled to vote in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         3. The text of the Certificate of Incorporation, as heretofore amended or supplemented and as currently in effect, is hereby restated and further amended to read in its entirety as follows:

         FIRST:  The name of the Corporation is AVATAR HOLDINGS INC.

         SECOND: The registered office of the Corporation is located at 1013 Centre Road, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is Corporation Service Company.

         THIRD: The Corporation is organized for the purpose of engaging in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The Corporation shall be authorized to issue two classes of stock to be designated, respectively, Common Stock and Preferred Stock; the total number of shares of all classes of stock which the Corporation shall have authority to issue shall be twenty million five hundred thousand (20,500,000), of which the total number of authorized shares of Common Stock shall be fifteen million five hundred thousand (15,500,000) and the total number of shares of Preferred Stock shall be five million (5,000,000); and the par value of each share of Common Stock shall be one dollar ($1.00) and the par value of each share of Preferred Stock shall be ten cents ($.10). A statement of the voting powers and of the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of each class of stock is as follows:

Section 1.  COMMON STOCK

                  (a) All shares of Common Stock shall be identical with each other in every respect. The Common Stock may be issued from time to time as the Board of Directors shall determine and on such terms and conditions and for such consideration as shall be fixed by the Board of Directors.




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                  (b) The Common Stock is subject to all the powers, rights, privileges, preferences and priorities of the Preferred Stock as are stated and expressed herein and as shall be stated and expressed in any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly granted to and vested in it by the provisions of
         Section 2 of this Article Fourth.

                  (c) Except as otherwise provided in Section 3(b) of this Article Fourth in connection with the election of directors, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by him of record on all matters voted upon by holders of Common Stock.

Section 2.  PREFERRED STOCK

         The Board of Directors is expressly vested with authority to issue the Preferred Stock from time to time in one or more series, of such rank, with such distinctive serial designations, and on such terms and conditions and for such consideration, as may be stated or expressed in the resolution or resolutions providing for the issue of such stock, and in such resolution or resolutions providing for the issue of shares of each particular series the Board of Directors is also expressly vested with authority to fix:

                  (i) the number of shares to constitute such series, provided that, unless otherwise stated in any such resolution or resolutions, such number of shares which are not outstanding may be increased or decreased by the Board of Directors;

                  (ii) the rate and times at which, and the conditions under which, dividends shall be payable on shares of such series, and the status of such dividends as cumulative or noncumulative and as participating or nonparticipating and whether such dividends shall be payable in preference to, or the terms under which such dividends shall be payable in relation to, the dividends payable on any other class or classes or any other series of stock;

                  (iii) with respect to any series of Preferred Stock which is to be redeemable, whether shares of such series shall be redeemable at the option of the holder thereof or the Corporation or upon the happening of a specified event, and the cash, property or rights, including securities of any other corporation for which, the price or prices or rate or rates, including any adjustments, at which, and the time or times and/or terms and conditions, if any, at or upon which, shares of such series shall be redeemable;

                  (iv) with respect to any series of Preferred Stock which is to be convertible or exchangeable, whether shares of such series shall be convertible or exchangeable at the option of the holder thereof or the Corporation or upon the happening of a specified event, the other class or classes of stock or other series of Preferred Stock for which, the price or prices or rate or rates of exchange, including any adjustments, at which, and the time or times and/or terms and conditions, if any, at or upon which, shares of such series shall be convertible or exchangeable;

                  (v) the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of such series including the extent to and manner in which such sinking fund or redemption or purchase account shall be applied to the purchase or redemption of such series for retirement or for other corporate purposes;

                  (vi) the rights of the holders of shares of such series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation;



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                  (vii) the limitations, if any, applicable, while such series is outstanding, on the payment of dividends or making of distributions on, or the acquisition of, or the use of monies for the purpose or redemption of, the Common Stock or any class of stock ranking, as to dividends or upon liquidation, on a parity with or junior to the shares of such series;

                  (viii) the full or limited voting rights, if any, to be provided for shares of such series including, without limitation, whether or not the holders of any such series having voting rights shall have the right to cumulate votes for the election of directors as provided in Section 3(b) of this Article Fourth; and

                  (ix) any other preferences and relative, participating, optional or other such special rights, and the qualifications, limitations or restrictions thereon, of shares of such series;

so far as not inconsistent with the provisions of the Certificate of Incorporation, as amended to the date of such resolution or resolutions, and to the full extent now or hereafter permitted by the laws of the State of Delaware. All shares of Preferred Stock shall be identical and of equal rank except in respect to the particulars that may be fixed by the Board of Directors as provided above; PROVIDED, HOWEVER, that all shares of each series shall be identical and of equal rank except as to the time from which cumulative dividends, if any, thereon shall cumulate.

         The Board of Directors is also expressly vested with authority to amend any of the provisions of any resolution or resolutions providing for the issue of any series of Preferred Stock, subject to any class voting rights of the holders of any series of Preferred Stock contained in the resolution or resolutions providing for the issue of such series and subject to the requirements of the laws of the State of Delaware.

         Shares of Preferred Stock which have been issued and reacquired in any manner by the Corporation (excluding, until the Corporation elects to retire them, shares which are held as treasury shares but including shares redeemed, shares purchased and retired, whether through the operation of a retirement or sinking fund or otherwise, and shares which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes or series) shall, upon compliance with any applicable provisions of the laws of the State of Delaware, have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part (if the terms of such series do not prohibit such reissue) or as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock the terms of which do not prohibit such reissue.

Section 3.  GENERAL

                  (a) No dividend shall be declared or paid on any capital stock of the Corporation which shall impair the capital of the Corporation nor shall any distribution of assets be made to any stockholder unless the value of the assets of the Corporation remaining after such payment or distribution is at least equal to the aggregate of its debts, liabilities and capital. A director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officers or by independent public accountants as to the value and amount of the assets, liabilities, net profits, capital stock and surplus of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

                  (b) At each election of members of the Board of Directors, each holder of shares of Common Stock entitled to vote thereat, and each holder of shares of any series of Preferred


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         Stock entitled to vote thereat for which the Board of Directors has expressly granted the right to cumulate votes for the election of directors pursuant to Section 2 of this Article Fourth, shall have the right to vote the number of shares of such class or series of stock owned by him for as many persons as there are directors to be elected at such election by holders of such class or series of stock, or to cumulate such votes and give one candidate as many votes as the number of directors to be elected at such election by holders of such class or series of stock multiplied by the number of shares of such class or series of stock owned by such stockholder, or to distribute such votes on the same principle among as many candidates as such stockholder shall think best.

                  (c) No holder of any shares of capital stock of the Corporation of any class now or hereafter authorized shall be entitled as a matter of right to purchase, subscribe for or otherwise acquire any shares of capital stock of the Corporation of any class now or hereafter authorized or any securities convertible into or exchangeable for any such share, or any warrants or other instruments (or securities carrying such warrants or other instruments) evidencing rights or options to subscribe for, purchase or otherwise acquire any such shares, whether such shares, securities, warrants or other instruments be unissued or issued and thereafter acquired by the Corporation; PROVIDED, HOWEVER, that nothing herein shall preclude or limit the Board of Directors from granting any such rights in connection with the issuance of shares of any class or series of capital stock of the Corporation.

                  (d) The number of authorized shares of any class or classes of stock may be increased or decreased by the affirmative vote of the holders of a majority of the shares of stock of the Corporation entitled to vote, without any requirement that such increase or decrease be approved by a class vote on the part of any such class or classes or on the part of any other class of stock of the Corporation, except as otherwise may be provided in the resolution or resolutions fixing the voting rights of any series of Preferred Stock pursuant to
         Section 2 of this Article Fourth.

         FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for further definition, limitation and regulation of the powers of the Corporation and of its Directors and stockholders:

         Section 1. The number of Directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the By-Laws. Election of Directors shall be by ballot unless the By-Laws provide otherwise.

         Section 2. The Board of Directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

         Section 3. The Directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by a majority of the votes (except as otherwise prohibited by law or prohibited pursuant to any Plan or Agreement) of the voting stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of Directors' interest, or for any other reason.



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         SIXTH: Each person who was or is made a party or is threatened to be made a party to or is involved in any manner in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer or employee of the Corporation or a majority-owned subsidiary of the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation in accordance with and to the fullest extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (the "DGCL") (but, if permitted by applicable law, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect, and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER,that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person's claim to indemnification pursuant to the rights granted by this Article Sixth. The Corporation shall pay the expenses (including legal fees) incurred by such person in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that an advancement of expenses incurred by such person in his or her capacity as a director, officer or employee shall be made only upon receipt (unless the Board of Directors waives such requirement to the extent permitted by applicable law) of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified by the Corporation as authorized in this Article Sixth or otherwise, and PROVIDED FURTHER, that, in the case of a director or officer, such an undertaking shall be required only if and to the extent required by the DGCL.

         The rights to indemnification and advancement of expenses provided by, or granted pursuant to, this Article Sixth shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, provision of the By-laws, agreement, vote of stockholders or disinterested Directors or otherwise. No repeal, modification or amendment of, or adoption of any provision inconsistent with, this Article Sixth, nor, to the fullest extent permitted by applicable law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto with respect to any events that occurred prior to the time of such repeal, amendment, adoption or modification.

         SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, in the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said


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application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders of the Corporation, as the case may be, and also on the Corporation.

         EIGHTH: The Corporation shall mail periodic reports to security holders, no less than once each year, and shall include profit and loss statements and balance sheets prepared in accordance with generally accepted accounting principles.

         NINTH: Section 1. The Corporation shall not merge or consolidate with any individual, firm, corporation or partnership in which any controlling stockholder has a direct or indirect interest of 50% or more of the Common Stock of the company unless, the holders of at least the majority of the outstanding stock of the Corporation, exclusive of those shares held by such Controlling Stockholders (as hereinafter defined) approve the merger or consolidation.

         Section 2. For the purposes of this Article Ninth, (i) "Controlling Stockholder" shall mean any individual, firm, corporation or other entity which, as of the record date for the determination of stockholders entitled to notice of and to vote on any of the transactions described in Section 1 of this Article Ninth, or immediately prior to the consummation of any such transaction, is the beneficial owner of 50% or more of the outstanding voting shares; (ii) an individual, firm, corporation or other entity shall be the beneficial owner of any voting stock (A) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or (B) which are beneficially owned, directly or indirectly, by it or any of its "affiliates" or "associates" (as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, or any successor federal rule or statute, all as the same shall be in effect from time to time), or by any other individual, firm, corporation or other entity with which it or any "affiliate" or "associate" (as defined above) of it has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of the Corporation. Voting stock which may be issuable by the Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall not be considered outstanding voting stock.

         TENTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders, Directors, and other persons herein are granted subject to this reservation.

         ELEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (A) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (C) under Section 174 of the Delaware General Corporation Law or (D) for any transaction from which the director derives an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article Eleventh to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended. Neither the amendment nor repeal of this Article Eleventh, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article Eleventh shall eliminate or reduce the effect of this Article Eleventh in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Eleventh would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.



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         IN WITNESS WHEREOF, the Corporation has caused this Restated
Certificate of Incorporation to be signed by Gerald D. Kelfer, its President and Vice Chairman of the Board, and attested by Juanita I. Kerrigan, its Vice President and Secretary, this 28th day of May, 1998.


                                         By: /s/ Gerald D. Kelfer
                                            ----------------------------------
                                            Gerald D. Kelfer
                                            President and Vice Chairman of the
                                            Board


Attest:




/s/ Juanita I. Kerrigan
----------------------------
Juanita I. Kerrigan
Vice President and Secretary




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